Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2022, relating to the financial statements of Frazier Lifesciences Acquisition Corporation, which report appears in the proxy statement/prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registration Statement on Form F-1, as amended (File No. 333-268888) of NewAmsterdam Pharma Company N.V.

/s/ WithumSmith+Brown, PC

New York, New York

March 30, 2023